[AMERIANA BANCORP LETTERHEAD]







Contact:  Jerome J. Gassen
          President and Chief Executive Officer
          (765) 529-2230




              AMERIANA BANCORP COMPLETES STOCK REPURCHASE PROGRAM


NEW CASTLE, Ind. (March 16, 2007) - Ameriana Bancorp (NASDAQ: ASBI) today announced that it has completed its previously announced program to repurchase up to 225,000 shares of its outstanding common stock. The average price of these shares, repurchased since May 2006, was $13.29.

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

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